UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2017

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place
255 Washington Street, Suite 300,
Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 10, 2017, Hospitality Properties Trust, or the Company, agreed to sell $200,000,000 aggregate principal amount of its 4.500% Senior Notes due 2023, or the 2023 Notes, and $400,000,000 aggregate principal amount of its 4.950% Senior Notes due 2027, or the 2027 Notes, and together with the 2023 Notes, the Notes, in underwritten public offerings.  The 2023 Notes constitute an additional issuance of the $300,000,000 aggregate principal amount outstanding of the Company’s 4.500% Senior Notes due 2023 issued on June 6, 2013.  The Notes are expected to be issued on or about January 13, 2017.  The 2023 Notes will be issued under the Company’s Indenture dated as of February 25, 1998, as supplemented by Supplemental Indenture No. 15 dated as of June 6, 2013, or the Supplemental Indenture No. 15, between the Company and U.S. Bank National Association, or the Trustee.  The 2027 Notes will be issued under the Company’s Indenture dated as of February 3, 2016 and a supplemental indenture thereto, between the Company and the Trustee.  The 2023 Notes are, and the 2027 Notes will be, the senior unsecured obligations of the Company.  The 2023 Notes have, and the 2027 Notes will have, certain restrictive financial and operating covenants, including covenants that restrict the Company’s ability to incur debts, including debts secured by mortgages on the Company’s properties, in excess of calculated amounts, and require the Company to maintain various financial ratios.

The 2023 Notes and the 2027 Notes were sold to the public at 101.215% and 98.954% of their principal amounts, respectively.  The Company intends to use the aggregate estimated $593.7 million of net proceeds after discounts and expenses from these offerings to repay amounts outstanding under its unsecured revolving credit facility, for general business purposes and possibly to redeem some or all of its outstanding 7.125% series D cumulative redeemable preferred shares of beneficial interest, or the Series D Preferred Shares, with an aggregate liquidation preference of approximately $290.0 million. Pending such application, the Company may invest the net proceeds in short term investments, some or all of which may not be investment grade rated.

A prospectus supplement relating to the Notes will be filed with the Securities and Exchange Commission, or the SEC.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The brief descriptions of the covenants applicable to the Notes are qualified in their entirety by reference to such covenants as they appear, with respect to the 2023 Notes, in the Supplemental Indenture No. 15, which is filed as Exhibit 4.12 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, or in the related indenture, which is filed as Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997 (File Number 001-11527), and as they appear, with respect to the 2027 Notes, in the supplemental indenture for the 2027 Notes, the form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K, or in the related indenture, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated February 3, 2016, each of which is incorporated herein by reference.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  FOR EXAMPLE:

•                  THE COMPANY EXPECTS TO ISSUE AND DELIVER THE NOTES ON OR ABOUT JANUARY 13, 2017. IN FACT, THE ISSUANCE AND DELIVERY OF THE NOTES IS SUBJECT TO VARIOUS CONDITIONS AND CONTINGENCIES AS ARE CUSTOMARY IN UNDERWRITING AGREEMENTS IN THE UNITED STATES. IF THESE CONDITIONS ARE NOT SATISFIED OR THE SPECIFIED CONTINGENCIES DO NOT OCCUR, THESE OFFERINGS MAY BE DELAYED OR MAY NOT BE COMPLETED.

•                  THE COMPANY’S CURRENT INTENT IS TO USE THE PROCEEDS FROM THE OFFERINGS OF THE NOTES TO REPAY AMOUNTS OUTSTANDING UNDER ITS REVOLVING CREDIT FACILITY AND POSSIBLY TO REDEEM SOME OR ALL OF ITS OUTSTANDING SERIES D PREFERRED SHARES. THE RECEIPT AND USE OF THESE PROCEEDS IS DEPENDENT ON THE CLOSING OF THESE OFFERINGS AND MAY NOT OCCUR.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON THE COMPANY’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, THE COMPANY DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

1.1

Underwriting Agreement, dated as of January 10, 2017, between the Company and the underwriters named therein, pertaining to $200,000,000 in aggregate principal amount of 4.500% Senior Notes due 2023 and $400,000,000 in aggregate principal amount of 4.950% Senior Notes due 2027. (Filed herewith.)

4.1

Supplemental Indenture No. 15, dated as of June 6, 2013, between the Company and U.S. Bank National Association, relating to the Company’s 4.500% Senior Notes due 2023, including form thereof. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.)

4.2	Form of Third Supplemental Indenture between the Company and U.S. Bank National Association, including the form of 4.950% Senior Note due 2027. (Filed herewith.)

5.1	Opinion of Sullivan & Worcester LLP. (Filed herewith.)

5.2	Opinion of Venable LLP. (Filed herewith.)

8.1	Opinion of Sullivan & Worcester LLP re: tax matters. (Filed herewith.)

23.1	Consent of Sullivan & Worcester LLP (contained in Exhibits 5.1 and 8.1).

23.2	Consent of Venable LLP (contained in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

	By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Chief Financial Officer and Treasurer

Date: January 11, 2017